UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2011

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

This amendment to the Current Report on Form 8-K of Fifth Third Bancorp filed with the SEC on April 21, 2011 in connection with its earnings release and conference call for the first quarter of 2011 is being filed solely for the purpose of modifying information contained on slide 20 titled “Second Quarter 2011 Outlook” in Exhibit 99.2.

Slide 20 summarized our expectations for certain results in the second quarter of 2011 and for certain results in the second half of the 2011, as noted in management’s prepared remarks regarding earnings. We are amending slide 20 to provide the following clarifications as outlined below.

On the original slide, comments regarding expectations for the second half were specifically noted as such. The slide has been modified to provide further clarity regarding which comments related to expectations for the second quarter of 2011 only and which comments related to expectations for the second half of 2011 only.

Additionally, as part of its outlook provided for future expectations, management noted in its prepared comments regarding pre-provision net revenue* that “we currently expect growth in the second half driven in part by stronger net interest income results.” We did not discuss during our remarks whether that expectation incorporated an assumption regarding the potential impact of proposed legislation to cap debit interchange fees. To clarify, that expectation did incorporate an assumption that debit interchange fees will be negatively affected by the potential for a cap on those fees. The slide has been modified to include our expectation regarding pre-provision net revenue noted in our prepared remarks, and a footnote has been added to the slide with respect to pre-provision net revenue to provide clarification regarding our underlying assumption regarding debit interchange legislation.

In management’s prepared remarks regarding its expectation for trends in average loans and leases, we noted “overall, portfolio loans are currently expected to be up modestly in the second quarter with stronger results in the second half.” Slide 20 summarizing our expectations for average loans and leases had a notation that average loans and leases included loans held for sale. Our outlook for average loans and leases noted in management’s remarks was for average loans and leases excluding loans held for sale, and included references to both the second quarter and second half of 2011, and therefore the slide has been modified to conform to management’s prepared comments on this topic.

The slide, as corrected, is included in the information regarding Fifth Third Bancorp’s first quarter earnings conference call from April 21, 2011. This information, including the corrected slide, is furnished as Exhibit 99.1 hereto.

The information in this Form 8-K/A and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 – First Quarter Earnings Conference Call originally furnished as Exhibit 99.2 to the Current Report on Form 8-K of Fifth Third Bancorp filed with the SEC on April 21, 2011, as corrected (solely “furnished” and not “filed” for the purposes of the Securities Act of 1934, as amended).

*	net interest income plus noninterest income minus noninterest expense

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

April 25, 2011	/s/ Daniel T. Poston
Daniel T. Poston
Executive Vice President and
Chief Financial Officer